                                                                EXHIBIT (p)(1.6)


                                   BRANDYWINE
                                      ASSET
                                   MANAGEMENT,
                                      INC.

                                 CODE OF ETHICS

                              Dated: April 1, 2001

                                TABLE OF CONTENTS
                                -----------------

        Topic                                                               Page
        -----                                                               ----

 I.      Introduction ...................................................     1

        A.      Individuals and Entities Covered by the Code      1

        B.      Fiduciary Duty                                    1
                1. The Client Come First                          1
                2. Avoid Taking Advantage                         1
                3. Comply with the Code                           1

II.     Personal Securities Transactions ......................   1

        A.      Preclearance Requirements for Access Persons      1
                1. General Requirement                            1
                2. Trade Authorization Requests                               2
                3. Length of Trade Authorization Approval         2
                4. No Explanation Required for Refusals           2

        B.      Prohibited Transactions                           2
                1. Always Prohibited Securities Transactions      2
                      a.  Inside Information                      2
                      b.  Market Manipulation                                 3
                      c.  Others                                  3
                2. Generally Prohibited Securities Transactions   3
                      a.  Initial Public Offerings
                          (all Access Persons)                    3
                      b.  One Day Blackout
                          (all Access Persons)                    3
                      c.  Seven-Day Blackout
                          (Portfolio Managers only)               3
                      d.  60-Day Blackout
                          (Investment Personnel only)             3


                                       II

                                                                            Page
                                                                            ----
                      e.  Private Placements
                          (Investment Personnel only)                         4
        C.      Exemptions                                          4
                1.    Exemptions from Preclearance and Treatment as
                      a Prohibited Transaction                      4

                      a.  Mutual Funds                                        5
                      b.  No Knowledge                              5
                      c.  Legg Mason, Inc. Stock                    5
                      d.  Certain Corporate Actions                 5
                      e.  Systematic Investment Plans               5
                      f.  Option-Related Activity                   5
                      g.  Commodities, Futures, and Options
                          on Futures                                5
                      h.  Rights                                    5
                      i.  Miscellaneous                                       6
                2.    Exemption from Treatment as a Prohibited
                      Transaction                                   6
                      a.  Options on Broad-Based Indices            6
        D.      Reporting Requirements                              6
                1.    Initial and Periodic Disclosure of Personal
                      Holdings by Access Persons                    6
                2.    Transaction and Periodic Statement Reporting
                      Requirements                                  6
                3.    Disclaimers                                             7
                4.    Availability of Reports                       7
III.    Fiduciary Duties                                            7
        A.      Confidentiality                                     7
        B.      Gifts                                                         8
                1.    Accepting Gifts                               8
                2.    Solicitation of Gifts                         8
                3.    Giving Gifts                                  8
        C.      Corporate Opportunities                             8


                                       III

                                                                            Page
                                                                            ----
          D.      Undue Influence                                             8
          E.      Service as a Director                                       9
IV.       Compliance with the Code of Ethics                      9
          A.      Compliance Committee                            9
                  1.    Membership                                9
                  2.    Investigating Violations of the Code      9
                  3.    Annual Review                             9
          B.      Remedies                                        9
                  1.    Sanctions                                 9
                  2.    Sole Authority                                       10
                  3.    Review                                   10
          C.      Exceptions to the Code                         10
          D.      Inquiries Regarding the Code                   10
V.        Definitions                                            10
          "Access Person"                                        10
          "Beneficial Interest"                                              11
          "Brandywine"                                                       12
          "Client Account and/or Client                          12
          "Code"                                                 12
          "Compliance Committee"                                 12
          "Equivalent Security"                                  12
          "Immediate Family"                                     12
          "Investment Personnel" and "Investment Person"                     13
          "Legal and Compliance Department"                      13
          "Portfolio Manager"                                    13
          "Securities Transaction"                               13
          "Security"                                             13
VI.       Appendices to the Code                                 13


                                       IV

                                                                            Page
                                                                            ----
Appendix 1.          Legal & Compliance Department Contacts & Compliance
                     Committee Roster                                         i

Appendix 2.          Securities Transactions Designated as Exempt from
                     Code of Ethics Prohibitions by Compliance Committee     ii

Appendix 3.          CTIiTrade(TM)Pre-Clearance System Instruction Memo     iii

Appendix 4.          Guidelines for Sanctioning Violations of the Code
                     of Ethics                                              vii

Appendix 5.          Code of Ethics Certifications                           ix

Appendix 6.          Form of Letter to Broker, Dealer or Bank               xii

Appendix 7.          New Account(s) Report                                  xiv

Appendix 8.          Brandywine's Policy on Inside Information               xv

Appendix 9.          Brandywine's Privacy Policy                          xviii



                                       V

I.   INTRODUCTION
     ------------

     A.   Individuals and Entities Covered by the Code. Unless the use of
          --------------------------------------------
another Code of Ethics has been approved in writing by the Legal and Compliance Department, all Access Persons/1/ are subject to the provisions of this Code.

     B. Fiduciary Duty. The Code is based on the principle that Access Persons
        --------------
owe a fiduciary duty to Brandywine's Clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of Brandywine's Clients.

     As fiduciaries, Access Persons must at all times comply with the following principles:

          1.   The Client Comes First. Access Persons must scrupulously avoid
               ----------------------
               serving their personal interests ahead of the interests of Brandywine's Clients. An Access Person may not induce or cause Brandywine's Clients to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of Brandywine's Clients. For example, an Access Person would violate this Code by causing a Client to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

          2.   Avoid Taking Advantage. Access Persons may not use their
               ----------------------
               knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Brandywine's Clients could call into question the exercise of an Access Person's independent judgment.

          3.   Comply With the Code. Doubtful situations should be resolved in
               --------------------
               favor of Brandywine's Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.


II.  PERSONAL SECURITIES TRANSACTIONS
     --------------------------------

     A.   Preclearance Requirements for Access Persons.
          --------------------------------------------

          1.   General Requirement. Except for the transactions specified in
               -------------------
               Section II.C.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance

-------------------
     /1/ Capitalized words are defined in Section V (Definitions).

               Officer.

          2.   Trade Authorization Requests. Prior to entering an order for a
               ----------------------------
               Securities Transaction that requires preclearance, the Access Person must make a request via the CTIiTrade(TM) system. The system will return an approval or disapproval of the request based upon the firm's trading activities and holdings at that time.

               No order for a securities transaction for which preclearance authorization is required may be placed prior to the receipt of an authorization for the transaction. Verbal approvals are not permitted.

          3.   Length of Trade Authorization Approval. The authorization
               --------------------------------------
               provided by CTIiTrade(TM) is effective until the earlier of (1) its revocation, (2) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the approval is no longer permissible under the Code. If the order for the Securities Transaction is not executed within that period, a new authorization must be obtained before execution. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the approval is no longer permissible under the Code.

          4.   No Explanation Required for Refusals. In some cases, Brandywine
               ------------------------------------
               has the right to refuse to authorize a Securities Transaction for a reason that is confidential. Brandywine is not required to give an explanation for refusing to authorize any Securities Transaction.

     B.   Prohibited Transactions.
          -----------------------

          1.   Always Prohibited Securities Transactions. The following
               -----------------------------------------
               Securities Transactions are prohibited and will not be authorized under any circumstances:

               a.   Inside Information. Any transaction in a Security by an
                    ------------------
                    individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

               b.   Market Manipulation. Transactions intended to raise, lower,
                    -------------------
                    or maintain the price of any Security or to create a false appearance of active trading;

               c.   Others. Any other transaction deemed by Brandywine to
                    ------
                    involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

          2.   Generally Prohibited Securities Transactions. Unless exempted by
               --------------------------------------------
               Section II.C, the following Securities Transactions are prohibited and will not be authorized by Brandywine absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a.   Initial Public Offerings (all Access Persons). Any purchase
                    ---------------------------------------------
                    of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

               b.   One Day Blackout (all Access Persons). Any purchase or sale
                    -------------------------------------
                    of a Security by an Access Person on any day during which any Brandywine Client or Fund account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security). This prohibition does not apply to Securities Transactions for which authorization was previously obtained and has not yet expired pursuant to Section II.A.3.;

               c.   Seven-Day Blackout (Portfolio Managers only). Any purchase
                    --------------------------------------------
                    or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Fund managed by that Portfolio Manager. For example, if a Fund trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest;

               d.   60-Day Blackout (Investment Personnel only).
                    -------------------------------------------

                    (1) Purchase of a Security in which an Investment Person thereby acquires a Beneficial Interest within 60 days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, or

                    (2) Sale of a Security in which an Investment Person has a Beneficial Interest within 60 days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Fund with which the Investment Person is associated held the same Security at any time during the 60 day period prior to the proposed Securities Transaction;

                         (i) Unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.1.

                    Of course, Investment Personnel must place the interests of the Funds first; they may not avoid or delay purchasing or selling a security for a Fund in order to profit personally; and

               e.   Private Placements (Investment Personnel only). Acquisition
                    ----------------------------------------------
                    of a Beneficial Interest in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Committee or their designee will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Brandywine Client account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Legal and Compliance Department. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Fund, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     C.   Exemptions.
          ----------

          1.   Exemptions from Preclearance and Treatment as a Prohibited
               ----------------------------------------------------------
               Transaction. The following Securities Transactions are exempt
               -----------
               from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section
               II.B.:

               a.   Mutual Funds. Any purchase or sale of a Security issued by
                    ------------
                    any registered open-end investment companies (including but not limited to Mutual Fund Clients);

               b.   No Knowledge. Securities Transactions where the Access
                    ------------
                    Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c.   Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason,
                    ----------------------
                    Inc. stock.

               d.   Certain Corporate Actions. Any acquisition of Securities
                    -------------------------
                    through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               e.   Systematic Investment Plans. Any acquisition of a security
                    ---------------------------
                    pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

               f.   Options-Related Activity. Any acquisition or disposition of
                    ------------------------
                    a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security.

               g.   Commodities, Futures, and Options on Futures. Any Securities
                    --------------------------------------------
                    Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

               h.   Rights. Any acquisition of Securities through the exercise
                    ------
                    of rights issued by an issuer pro rata to all holders of a
                                                  --- ----
                    class of its Securities,
                    to the extent the rights were acquired in the issue; and

               i.   Miscellaneous. Any transaction in the following: (1) bankers
                    -------------
                    acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Committee on the ground that the risk of abuse is minimal or nonexistent.

          2. Exemption from Treatment as a Prohibited Transaction. The ---------------------------------------------------- following
               Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.B. They are not exempt from the preclearance requirements set forth in
               Section II.A:

               a.   Options on Broad-Based Indices. The prohibitions in
                    ------------------------------
                    Section II.B.2. b, c, and d are not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Legal and Compliance Department. The broad-based indices designated by the Legal and Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

     D.   Reporting Requirements
          ----------------------

          1.   Initial and Periodic Disclosure of Personal Holdings by Access
               --------------------------------------------------------------
               Persons. Within ten (10) days of being designated as an Access
               -------
               Person and thereafter on an annual basis (during the month of April), an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest as well as other required information on the Code of Ethics Certifications form (Appendix 5).

          2.   Transaction and Periodic Statement Reporting Requirements. An
               ---------------------------------------------------------
               Access Person must arrange for the Legal and Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. This requirement does not apply to accounts which are only capable of holding mutual fund shares (as opposed to Securities). Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

               If an Access Person opens an account at a broker, dealer, or bank that has not previously been disclosed, the Access Person must immediately notify the Legal and Compliance Department in writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons should report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 7.

               If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Legal and Compliance Department.

          3.   Disclaimers. Any report of a Securities Transaction for the
               -----------
               benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          4.   Availability of Reports. All information supplied pursuant to
               -----------------------
               this Code may be made available for inspection by the Compliance Committee of Brandywine, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Code of Ethics Review Committee, the Legal and Compliance Departments of Brandywine and Legg Mason, Inc., Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing and the Securities and Exchange Commission.

III. FIDUCIARY DUTIES

     A.   Confidentiality. Access Persons are prohibited from revealing
          ---------------
          information relating to the investment intentions, activities or portfolios of Brandywine's Clients, except to persons whose responsibilities require knowledge of the information.

     B.   Gifts. The following provisions on gifts apply to all Investment
          -----
Personnel.

          1.   Accepting Gifts. On occasion, because of their position,
               ---------------
               Investment Personnel may be offered, or may receive without notice, gifts from Clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Brandywine. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

               If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must immediately inform the Legal and Compliance Department.

          2.   Solicitation of Gifts. Investment Personnel may not solicit gifts
               ---------------------
               or gratuities.

          3.   Giving Gifts. Investment Personnel may not personally give gifts
               ------------
               with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or Clients of the firm.

     C.   Corporate Opportunities. Access Persons may not take personal
          -----------------------
advantage of any opportunity properly belonging to Brandywine's Clients. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to Brandywine for its Clients.

     D.   Undue Influence. Access Persons may not cause or attempt to cause any
          ---------------
Client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Client account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for Brandywine's Clients (or, if the Access Person in question is a person with authority to make investment decisions for Brandywine's Clients, to the Legal and Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Legal and Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

     E.   Service as a Director. No Investment Person may serve on the board of
          ---------------------
directors of a publicly-held company (other than Brandywine, its affiliates, and any mutual funds managed by Brandywine) absent prior written authorization by the Compliance Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.  COMPLIANCE WITH THE CODE OF ETHICS
     ----------------------------------

     A.   Compliance Committee
          --------------------

          1.   Membership. The Compliance Committee is comprised of the
               ----------
               individuals identified in Appendix 1.

          2.   Investigating Violations of the Code. The Legal and Compliance
               ------------------------------------
               Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Compliance Committee. The Compliance Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Executive Committee no less frequently than each quarterly meeting.

          3.   Annual Review. The Legal and Compliance Department will review
               -------------
               the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will make changes as necessary in conjunction with the Compliance Committee.

     B.   Remedies
          --------

          1.   Sanctions. If the Compliance Committee determines that an Access
               ---------
               Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Compliance Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Compliance Committee and shall be forwarded to a charitable organization selected by the Compliance Committee. No member of the Compliance Committee may review his or her own transaction.

          2.   Sole Authority. The Compliance Committee has sole authority,
               --------------
               subject to
               the review set forth in Section IV.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3.   Review. Whenever the Compliance Committee determines that an
               ------
               Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Executive Committee, information relating to the investigation of the violation, including any sanctions imposed. The Executive Committee may modify such sanctions as they deem appropriate. The Executive Committee shall have access to all information considered by the Compliance Committee in relation to the case. The Compliance Committee may determine whether or not to delay the imposition of any sanctions pending review by the Executive Committee. No member of the Executive Committee may review his or her own transaction.

     C.   Exceptions to the Code. Although exceptions to the Code will rarely,
          ----------------------
if ever, be granted, the Legal and Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Legal and Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Compliance Committee and to the Executive Committee at the next regularly scheduled meeting after the exception is granted.

     D.   Inquiries Regarding the Code. The Legal and Compliance Department will
          ----------------------------
answer any questions about this Code or any other compliance-related matters.

V.   DEFINITIONS
     -----------

     When used in the Code, the following terms have the meanings set forth below:

     "Access Person" means:
      -------------

     (1)  every director or officer of Brandywine;

     (2) every employee of Brandywine who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security for a Client account;

     (3) every natural person in a control relationship with Brandywine who obtains information concerning recommendations made with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

     "Beneficial Interest" means the opportunity, directly or indirectly,
      -------------------
through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  any Security owned individually by the Access Person;

          (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

               c. In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person.

                    (i) This presumption may be rebutted if the Access Person is able to provide the Legal and Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons must complete the relevant portions of the Code of Ethics Certifications form attached as Appendix 5 in connection with such requests.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "Brandywine" means Brandywine Asset Management, Inc.
      ----------

     "Client Account" and/or "Client" means all existing clients of Brandywine,
      --------------
including but not limited to Mutual Fund clients.

     "Code" means this Code of Ethics, as amended.
      ----

     "Compliance Committee" means the Compliance Committee of Brandywine as
      --------------------
shown on Appendix 1

     "Equivalent Security" means any Security issued by the same entity as the
      -------------------
issuer of a subject Security that is exchangeable for or convertible into the underlying security including, but not limited to, options, rights, warrants, stock appreciation rights, preferred stock, restricted stock, phantom stock, and bonds. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "Immediate Family" of an Access Person means any of the following persons:
      ----------------

           child          grandparent          son-in-law
           stepchild      spouse               daughter-in-law
           grandchild     sibling              brother-in-law
           parent         mother-in-law        sister-in-law
           stepparent     father-in-law

           Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Legal and Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Investment Personnel" and "Investment Person" mean each Portfolio Manager
      --------------------       -----------------
and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions. This includes research analysts and traders.

     "Legal and Compliance Department" means the Legal and Compliance Department
      -------------------------------
of Brandywine

     "Portfolio Manager" means a person who has or shares principal day-to-day
      -----------------
responsibility for managing the portfolio of a Fund. One need not bear the official title of Portfolio Manager to be so designated for purposes of this Code.

     "Securities Transaction" means a purchase or sale of Securities in which an
      ----------------------
Access Person has or acquires a Beneficial Interest.

     "Security" includes stock, notes, bonds, debentures, and other evidences of
      --------
indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI.  APPENDICES TO THE CODE
     ----------------------

The following appendices are attached to and are a part of the Code:

Appendix 1. Legal & Compliance Department Contacts & Compliance Committee
            -------------------------------------------------------------
            Roster;
            ------

Appendix 2. Securities Transactions Designated as Exempt from Code of Ethics
            ----------------------------------------------------------------
            Prohibitions by Compliance Committee;
            ------------------------------------

Appendix 3. CTIiTrade(TM)Pre-Clearance System Instruction Memo;
            -------------------------------------------------

Appendix 4. Guidelines for Sanctioning Violations of the Code of Ethics;
            -----------------------------------------------------------

Appendix 5. Code of Ethics Certifications;
            -----------------------------

Appendix 6. Form of Letter to Broker, Dealer or Bank;
            ----------------------------------------

Appendix 7. New Account(s) Report;
            ---------------------

Appendix 8. Brandywine's Policy on Inside Information;
            -----------------------------------------

Appendix 9. Brandywine's Privacy Policy.
            ---------------------------

                                   Appendix 1

              LEGAL & COMPLIANCE DEPARTMENT CONTACTS & COMPLIANCE
                                COMMITTEE ROSTER




                         LEGAL AND COMPLIANCE DEPARTMENT

                           Stefanie J. Little, Manager
                           Colleen Morales, Assistant


                              COMPLIANCE COMMITTEE

                               Stefanie J. Little
                               David G. Lee
                               Paul L. Lesutis
                               Earl J. Gaskins
                               Steven M. Tonkovich
                               Paula L. Kaper

                                   Appendix 2

        SECURITIES TRANSACTIONS DESIGNATED as EXEMPT from CODE of ETHICS
                      PROHIBITIONS by COMPLIANCE COMMITTEE


The following types of securities have been designated as exempt from pre clearance and treatment as a prohibited transaction on the ground that the risk of abuse is minimal or non-existent:

..    All bonds, other than those which are convertible corporate bonds; o All preferred stocks, other than those which are convertible corporate bonds;

..    Anything traded on an exchange which is not a direct interest in a security including but not limited to mutual funds as well as index shares
         e.g. iShares MSCI Japan, NASDAQ 100 shares, Sector Shares, (SPDRS), and closed-end funds;

                                   APPENDIX 3

Memorandum

To:  EMPLOYEE_NAME

From: Stefanie J. Little

Date: 4/20/2001

Re:  CTIiTrade(TM) - Personal Trading System Instructions and Information

--------------------------------------------------------------------------------

The following are the instructions necessary to enable you to input your trade requests into CTIiTrade Your access levels1 for the various mutual funds and separate accounts are as follows:

-----------------------------------------------------------------------------------------------------------
Separate       LM Small Cap   AMR Small   First         LM Classic    AMR Large   AMR          Smith Barney
Accounts       Value (#194)   Cap (#223)  Mercantile    Valuation     Cap (#147)  Balanced     Track Fund
                                          (#193)        (#253)                    (#148)       (#289)
-----------------------------------------------------------------------------------------------------------
Separate_A     Legg_Mason     AMR_Sma     First_Mer     Legg_Maso     AMR_Lar     AMR_Ba       Smith_Barn
unts           mall_Cap_Va    Cap_223     ntile_193     Classic_Val   Cap_147     nced_148     _Track_Fun
               _194                                     on_253                                 89
-----------------------------------------------------------------------------------------------------------

To access CTIiTrade(TM), click on Internet Explorer either from your desktop or from the Start-up menu. Then click on "Favorites" and choose the CTIiTrade(TM) icon. Please note that this `site' is not actually on the Internet and you will not be able to access it via a web address. CTIiTrade uses a web-based browser format, but is actually located only on the Brandywine network. You can access it at home or on the road only if you are able to dial in to the network. If you do not have this capability, you are not permitted to place any trades until you return to the office and receive an approval from CTIiTrade.

In order to log into the system for the first time, insert the access information below into the appropriate spaces and press "Login".

Your Employee Code is  ID_;
Your Initial Password is  INITIAL_PASSWORD;

                             [GRAPHIC APPEARS HERE]

The first time you login, you'll need to use your initial password. Once in, you may change your password (minimum of 6 characters, maximum of 8) by clicking the "Change Password" link and following the on-screen directions.

To enter a trade request:

-------------------

1 Please refer to the Code of Ethics for an explanation of the rules associated with each access level.

       AP - Access Person; IP - Investment Person; PM - Portfolio Manager

                                   APPENDIX 3

                             [GRAPHIC APPEARS HERE]

     .   Fill in the ticker symbol of the security and press "Lookup."
         This should prompt either a message indicating that the security is unknown to the system or a box containing a description of the security.
     . If the descriptive box appears, verify that the information is accurate and click on the blue hyperlink This will automatically fill in the security descriptive fields in your request box. Do not fill in the Security Name field - allow the system to do it for you by clicking the "Lookup" button.
     . If the security is unknown to the system, it will allow you to create the security within the system by following system prompts, but only if you used the "Lookup" feature.
         When doing this, please be sure to check your accuracy. This feature will allow you to have your requests processed instantaneously as opposed to waiting for an administrator to add the security for you. If there are too many inaccurately added securities, we will have to take over this function, so please be careful.

     . The next field you'll need to complete will be the brokerage account field. This field has a drop down box which should list all of your brokerage accounts2.
     . Pull down the drop box for transaction type and choose the appropriate action (buy, sell, buy short, sell short).
     . Fill in the fields for quantity (can be greater than actual amount to be traded, but not less) and price (can use any number, but must be filled in).
     . The last field is "Trade Date" which will default to the current date and is not to be changed.
     . Once your information is complete, simply press "Submit Request" and you should receive an immediate approval or denial.

                             [GRAPHICS APPEAR HERE]

-------------------
2 Although the system requires you to insert an account number, you may in some instances select a single account for trades across multiple accounts. See Helpful Hints.

                                   APPENDIX 3

When inputting any information into the system, please be as thorough and accurate as possible. Please help us maintain the system's reliability by proofing your inputs before hitting "Submit Request".

The system will not allow any backdated requests to be entered. Please note that it is a violation of the Code of Ethics for any Brandywine employee to enter into a security transaction without first receiving approval from the Personal Trading System. Any occasions where confirmations are received without an approval having been obtained will be treated by the Compliance Committee as violations of the Code of Ethics. In the event that you have honestly forgotten to make a request before placing a trade you should immediately bring it to the attention of the Legal and Compliance Department. Better that it should come from you than have an unmatched confirm alert us to the violation. Do not under
                                                                   ------
any circumstances attempt to input a request after the fact.

Once you submit your request, CTIExaminer(TM) will test the request against the current trade blotter as well as mutual fund holdings in accordance with your access level. Once the test is complete, it will respond to you with either an approval or denial of your request. Per the Code of Ethics, an approval is effective until the close of business on the trading day following the approval. It goes without saying (but I'll say it anyway) that a denial is unequivocal and means that you may not make the requested trade at that time.

HELPFUL HINTS
-------------

..    Aggregate your Shares: If you are trading the same security across multiple
     ---------------------
     accounts, aggregate the total number of shares to be traded and only enter a single request (as if all trades were in a single account). It doesn't matter which account you choose - your confirmation statement will give us that information.

..    Use the Lookup Feature: When entering a ticker, do not complete the fields
     ----------------------
     for security description, type, etc. yourself - Immediately after entering the ticker symbol, simply click on the Lookup button. A window will appear which will either include the ticker underlined in blue, or a message that the security does not exist in the database along with prompts for you to enter the ticker. If you fail to use the Lookup feature, not only do you run the risk of mis-entering information, you will lose the opportunity to add the security and proceed immediately with your request.

..    Accuracy Counts: Make sure all information is complete and correct before
     ---------------
     submitting your trade requests. Pay special attention to the direction of your request. While it may seem minor, requesting a `buy' when you are actually executing a `sell' wreaks havoc on the system's electronic matching abilities. It can also result in the appearance of a pre-clearance violation (or in some instances a 60-day violation).

..    Fewer Requests are Best: Although it is generally OK to have `untraded'
     -----------------------
     requests in the system, they do increase the likelihood of a false denial or false violation in some instances. If possible, please refrain from entering requests unless you are fairly certain you will be executing those trades. If you receive a denial, please do not continue to make repeated requests - you will simply continue to receive denials. If you have reason to believe the denial is inaccurate, please contact Stefanie and she will investigate it.

..    Print Your Approvals: Although the system is capable of many things, it is
     --------------------
     only as good as the information put into it. Electronic matching requires that multiple fields in both the request and the confirm be identical. For this reason, it is possible that one of your trades will appear to be a violation at first and will need to be investigated. Retaining copies of your approvals will go a long way towards ensuring that any discrepancies will be resolved in your favor. Without documented proof that you received an approval, the system's interpretation of your trade will govern and a violation may be incurred.

                                   APPENDIX 3

SPECIAL TRADING PROCEDURES
--------------------------

The following types of trades have special rules regarding the manner in which they must be input into the system. Failure to follow these procedures will disrupt the flow of the system and may result in violations.

GOOD `TIL CANCELLED / LIMIT ORDERS & the LIKE
---------------------------------------------

     Rule: Approval of initial limit order request must be printed and submitted
     ----
     to Legal & Compliance w/ a notation indicating that the request was for a limit order on the day of its placement.

Once the initial request to place a limit order is approved, there is no need to re-enter that request daily until it is executed. Due to the fact that the system will view the ultimate confirm as unrequested (because of the date differences), you will initially appear to have failed to pre-clear. In order to eradicate that violation, we must have a previously submitted copy of your approval denoted as a limit order. If we don't have an acceptable approval printout at the time the confirm is received, your trade will be treated as a preclearance violation.

OPTIONS
--------

     Rule: Requests must be entered as the underlying ticker only (not the
     ----
     option ticker) and must be in the direction of the net effect of the trade in accordance with the following chart:

--------------------------------------------------------------------------------
Transaction Type      PUT                          CALL
--------------------------------------------------------------------------------
                      Enter CTI request as a       Enter CTI request as
BUY                   SELL                         BUY
--------------------------------------------------------------------------------
                      Enter CTI request as a       Enter CTI request as a
SELL                  BUY                          SELL
--------------------------------------------------------------------------------

In the event of the placement of a put, it is necessary that you print out a copy of your approval and submit it to Legal & Compliance at the time the put is initiated. This must be done in order to match up the ultimate sale of the underlying security to your original request. Failure to submit a printout ahead of time will result in a failure to pre-clear violation.

Options are an extremely complicated trade for us to handle and it is imperative that you abide by the above rules in order to ensure that confirms and requests are matched properly.

Thank you for your attention. If you need further clarification or instructions on use of the system, please don't hesitate to contact Colleen or Stefanie for assistance.

                                   Appendix 4

           GUIDELINES for SANCTIONING VIOLATIONS of the CODE OF ETHICS

Each violation of the Code of Ethics will be reviewed and addressed on a case-by-case basis. More serious violations of the Code will be dealt with more severely. The following chart sets out a range of violation types as well as potential sanctions. This chart is not intended to align specific sanctions with a particular violation type, nor does it include every conceivable violation type or sanction.

--------------------------------------------------------------------------------------------------------------------
Range of Violation Types                                                Range of Potential Sanctions
--------------------------------------------------------------------------------------------------------------------
                                               Least severe

..   Inadvertent failure to pre-clear a                              .   Written warning and notification of Legg
    transaction in a non-exempt security                                Mason Fund Board where appropriate

..   Inadvertent failure to pre-clear a                              .   Donation of gains to charity, or absorption
    transaction in a prohibited security                                of losses, following reversal of trade

..   Repeat offenses, even if inadvertent                            .   Fines to be donated to charity by Brandywine

                                                                    .   Suspension of personal trading privileges

..   Reckless disregard of the Code                                  .   Termination of employment

..   Intentional disregard of the Code                               .   Criminal or civil notification of SEC

                                              Most severe

--------------------------------------------------------------------------------------------------------------------


Written notification of each violation of the Code will be sent to the individual involved and may, if appropriate, be sent to his or her supervisors informing them of the nature of the violation, the actions being taken and whether the violation is required to be reported to a Mutual Fund Board.

The following examples illustrate the manner in which the Compliance Committee might deal with multiple violations in the form of a failing to pre-clear a personal trade:

     First Violation Example:
     -----------------------

     A failure to pre-clear will result in an investigation as to whether the executed trade would have been permitted had it been pre-cleared on the appropriate date. If the trade would have been approved, a warning memo will be sent to the individual and placed in their file. If the trade would not have been approved, the individual may be required to break the trade immediately (assuming the prohibited transaction was a purchase), and bear all losses and costs associated therewith. If a broken trade or an unapproved sale results in a profit, the individual may be required to donate an amount equal to the profit to a charity of Brandywine's choice.

     Second Violation Example:
     ------------------------

     Regardless of whether the trade would have been approved, the individual might be required to break it (in the event of an unapproved purchase) and to absorb any losses or donate any proceeds to charity.

     Third Violation Example:
     -----------------------

     Upon a third violation, in addition to breaking the trade, etc., the individual's personal trading privileges may be suspended for some length of time (30 days, for example). In some cases, a warning might be given to the effect that additional violations could result in even more severe sanctions.

Financial Sanctions:
-------------------

Brandywine's Compliance Committee reserves the right, at its discretion, to assess fines in any amount it deems appropriate. Nevertheless, the Compliance Committee will generally use the following table as a guide for inadvertent violations, taking into account all other inadvertent violations within the prior 12 months. Checks will be made payable to Brandywine, which will then forward those amounts to the charity of Brandywine's choice. Tax deductions may not be taken by violating employees on those amounts.

--------------------------------------------------------------------------------------
Total Value of Trade     First Violation     Second        Third        Further
(shares * price)         (base * 1)          Violation     Violation    Violations
                                             (base * 2)    (base * 3)   (base * #)
--------------------------------------------------------------------------------------
0 - $5,000                $50.00              $100.00       $150.00         ...
--------------------------------------------------------------------------------------
$5,001 - $10,000          $100.00             $200.00       $300.00         ...
--------------------------------------------------------------------------------------
$10,001 - $25,000         $200.00             $400.00       $600.00         ...
--------------------------------------------------------------------------------------
$25,001 - $50,000         $300.00             $600.00       $900.00         ...
--------------------------------------------------------------------------------------
$50,001 - $100,000        $500.00             $1,000.00     $1,500.00       ...
--------------------------------------------------------------------------------------
Over $100,001             $1,000.00           $2,000.00     $3,000.00       ...
--------------------------------------------------------------------------------------

                                   Appendix 5

                          CODE of ETHICS CERTIFICATIONS

I acknowledge that I have received the Code of Ethics dated ____________________ and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. I have read the CTIiTrade(TM) - Personal Trading System Instructions and Information attached to the Code of Ethics as Appendix 3 and I understand that I am required to follow the procedures outlined in those instructions prior to entering into any Securities Transactions. In accordance with
     Section II.A. of the Code, I will obtain prior authorization from the CTIiTrade(TM) system for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section II.C.1 of the Code.

3. In accordance with Section II.D.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I have read the Guidelines for Sanctioning Violations of the Code of Ethics attached to the Code of Ethics as Appendix 4, I understand that any violations of the Code of Ethics will be treated on a case by case basis and that sanctions may include, but are not limited to those included in the Guidelines. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.   I will also comply with the Code of Ethics in all other respects.

6. In accordance with Section II.D.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     (1) Provide the information requested below for each account over which you have discretionary authority that is owned by either yourself or a member of your Immediate Family and maintained with a broker, dealer or bank. Indicate "None" if appropriate.

--------------------------------------------------------------------------------
NAME OF BROKER, DEALER, or
         BANK*                ACCOUNT TITLE              ACCOUNT NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     (2) Attach the most recent statement for each account identified above, provided that it is dated no more than 30 days prior to the date on which this document is signed.


-------------------
* Accounts which only hold mutual funds are exempt from this reporting requirement.

     (3) Provide the information requested below for each Security owned by you or a member of your Immediate Family over which you have discretion that is not listed on an attached account statement. Indicate "None"
                  ---
          if appropriate.

----------------------------------------------------------------------------------------
NAME OF         ACCOUNT           ACCOUNT      NAME OF SECURITY         NUMBER OF
BROKER,         TITLE (include    NUMBER                                SHARES/PRINCIPAL
DEALER, OR      name of Account                                         AMOUNT
BANK*           Owner)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                      (Attach separate sheet if necessary)

     (4) Provide the information requested below for each Private Equity investment owned by you or a member of your Immediate Family in which you have a Beneficial Interest. Indicate "None" if appropriate.

----------------------------------------------------------------------------------------
NAME OF ENTITY                   ACCOUNT OWNER              NUMBER of SHARES
                                                            (or % of ownership)
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

                      (Attach separate sheet if necessary)

     (5) Provide the information requested below for each Security or account maintained with a broker, dealer or bank owned by you or an Immediate Family member over which you do not have discretionary authority (e.g.
                                          ---
          as with a blind trust).


---------------------------------------------------------------------------------------------------
RELATIONSHIP of       HOUSEHOLD       ACCOUNT TITLE (include       BROKERAGE         ACCOUNT NUMBER
IMMEDIATE             MEMBER          name of Account Owner)       FIRM
FAMILY                (yes / no)
MEMBER
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

                      (Attach separate sheet if necessary)

     I certify that with respect to each of the accounts listed above (initial appropriate boxes):

     [ ] I do not own individually or jointly with others any of the securities held in the account.

     [ ] I do not possess or exercise decision making authority over the account.

     [ ] I do not act as a broker or investment adviser representative for the account.

-------------------
* Accounts which only hold mutual funds are exempt from this reporting
                 ----
requirement.

7. BOARD MEMBERSHIPS (Investment Personnel Only) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies on which I serve as a member of the board of directors. Indicate "NA" or "None" if appropriate.

--------------------------------------------------------------------------------
NAME OF COMPANY               BOARD MEMBER SINCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8. DIRECTORSHIPS & OTHER POSITIONS (other than charitable or educational organizations) The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in business organizations, partnerships, proprietorships and trusts. Indicate "NA" or "None" if appropriate.

--------------------------------------------------------------------------------
                                                TYPE OF
NAME OF COMPANY            POSITION             BUSINESS         SINCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

9. DIRECTORSHIPS & OTHER POSITIONS (charitable or educational organizations) The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in charitable and educational organizations. Indicate "NA" or "None" if appropriate.

--------------------------------------------------------------------------------
                                                TYPE OF
NAME OF COMPANY            POSITION             BUSINESS         SINCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


10. I certify that the information on this form is accurate and complete as of today's date.

11. I agree to immediately advise the Legal and Compliance Department of Brandywine of any material changes to the information contained on this form.

12. I have read the Policy on Inside Information attached to the Code of Ethics as Appendix 8, I understand that it applies to me and I agree to abide by it.

13. I have read the Privacy Policy attached to the Code of Ethics as Appendix 9, I understand that it applies to me and I agree to abide by it.


------------------------------------------
Access Person's Name



------------------------------------------    ----------------------------------
Access Person's Signature                     Date

                                   Appendix 6

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                              (cont'd on next page)

                                                    ______________________, 200_


--------------------------------------------------
Name of Broker, Dealer or Bank


--------------------------------------------------


--------------------------------------------------
Street Address of Broker, Dealer or Bank


--------------------------------------------------
City, State and Zip Code of Broker, Dealer or Bank


     Re:  Account #_________________________________________


To whom it may concern:

My employer, Brandywine Asset Management, Inc., is a federally registered Investment Adviser. Pursuant to my employer's Code of Ethics, I am required to instruct you to send duplicate confirmations of individual securities* transactions as well as duplicate periodic brokerage* statements for the referenced account directly to:

                     SJL - Brandywine Asset Management, Inc.
                       201 North Walnut Street, Suite 1200
                                   MSC: COETH
                              Wilmington, DE 19801

Thank you for your cooperation. If you have any questions, please contact me or the Brandywine Compliance Assistant at (302) 654-6162.


                                             Sincerely,



                                             -----------------------------------
                                             Printed Name of Brandywine Employee

--------------------
* ACCOUNTS WHICH ARE ONLY CAPABLE OF HOLDING MUTUAL FUNDS ARE EXEMPT FROM THESE
                     ---- -------
REPORTING REQUIREMENTS.

                                   Appendix 7

                              NEW ACCOUNT(S) REPORT

     I recently opened the following account(s) in which I have a Beneficial
Interest:

-------------------------------------------------------------------------------------------------
DATE     NAME of BROKER, DEALER or     ADDRESS, PHONE # &         ACCOUNT TITLE     ACCOUNT
OPENED            BANK*                eMAIL ADDRESS of                             NUMBER
                                       BROKER, DEALER or BANK
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


                            ----------------------------------------------------
                            Access Person's Name (Please print)


                            ----------------------------------------------------
                            Access Person's Signature


                            ----------------------------------------------------
                            Date

-------------------
** Accounts which only hold mutual funds are exempt from this reporting
                  ----
requirement.

                                   Appendix 8

                    BRANDYWINE'S POLICY on INSIDE INFORMATION

1.   What Constitutes Insider Trading
     --------------------------------

"Inside information" is defined as material nonpublic information about an issuer or security. Such information typically originates from an "insider" of the issuer, such as an officer, director, or controlling shareholder.1 However, insider trading prohibitions also extend to trading while in possession of certain "market information." "Market information" is material nonpublic information which affects the market for an issuer's securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

..    Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Among the types of information which should be deemed to be material is information relating to:

          (a)  increases or decreases in dividends;
          (b)  declarations of stock splits and stock dividends;
          (c) financial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;
          (d)  changes in previously disclosed financial information;
          (e)  mergers, acquisitions or takeovers;
          (f)  proposed issuances of new securities;
          (g)  significant changes in operations;
          (h) significant increases or declines in backlog orders or the award or loss of a significant contract;
          (i) significant new products to be introduced or significant discoveries of oil and gas, minerals or the like;
          (j)  extraordinary borrowings;
          (k)  major litigation (civil or criminal);
          (l)  financial liquidity problems;
          (m)  significant changes in management;
          (n)  the purchase of sale of substantial assets; and
          (o)  significant regulatory actions.

..    Information is considered "nonpublic" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

..    In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.

-------------------
1 Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be "insiders" under some circumstances.

..    On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that there also is authority that disclosure to Standard and Poor's and Moody's alone may not suffice.

..    The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (Brandywine, for example) of ss.10 (b) of the Securities Exchange Act of 1934 and Rule 10 (b) 5) thereunder under the following conditions:

          the insider intentionally breached a duty of confidentiality owed to the issuer's shareholders;

          the insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;

          the outsider knew or should have known that the insider breached a duty by disclosing the information; and

          the outsider acts with scienter -- i.e., a mental state showing an intent to deceive, manipulate or defraud.

..    An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer's shareholders. An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public. Another example would be an employee of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

          2.   Penalties for Insider Trading.
               -----------------------------

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               (a)  civil injunctions;
               (b)  disgorgement of profits;
               (c)  jail sentences;
               (d) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted and;
               (e) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.


In addition to penalties provided by law, any violation of Brandywine's policies and procedures on insider trading can be expected to result in serious sanctions by the Company, including, without limitation, dismissal of the individuals involved.

          3.   Guidelines for Brandywine Employees
               -----------------------------------

In order to prevent even inadvertent violations of the ban on insider trading, all Brandywine employees must adhere to the following guidelines:

          a. All information about Brandywine's clients, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc. must be held in strictest confidence.

          b. When obtaining material information about an issuer from insiders of the particular company, determine whether the information you learn has already been disseminated through "public" channels.

          c. In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.


          d. If any employee determines that he or she has learned material, nonpublic inside or market information, notify Brandywine's Legal and Compliance Department of this fact immediately. In this case, neither Brandywine nor its employees may effect transactions in the securities of the subject issuer, either for themselves or for any client, until such information has been publicly disseminated.

          e. All employees must provide the Legal and Compliance Department with complete information about all securities transactions in which they or members of their immediate family engage, and must otherwise comply with Brandywine's Code of Ethics.

If you have any questions regarding the above, please contact a member of the Legal and Compliance Department. Thank you.

                                   Appendix 9

                           BRANDYWINE'S PRIVACY POLICY

Brandywine Asset Management is committed to keeping nonpublic personal information about you secure and confidential. This notice is intended to help you understand how we fulfill this commitment.

From time to time, we may collect a variety of personal information about you including:

..    Information we receive from you on applications and forms, via the telephone, and through our website; and

..    Information about your transactions with us, our affiliates, or others
     (such as you purchases, sales, or account balances)

We do not disclose your nonpublic personal information, except as permitted by applicable law or regulation. For example, we may share this information with others in order to process your transactions. We may also provide this information to companies that perform administrative services on our behalf, such as printing and mailing. We will require these companies to protect the confidentiality of this information and to use it only to perform the services for which we hired them.

With respect to our internal security procedures, we maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information, and we restrict access to this information.

If you decide at some point either to close your account(s) or become an inactive customer, we will continue to adhere to our privacy policies and practices with respect to your nonpublic personal information.

Please refer to our website (www.brandywine-online.com) for more information
                             -------------------------
regarding our firm, its policies and procedures.


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